EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS SECOND QUARTER 2023 FINANCIAL RESULTS AND DECLARES QUARTERLY CASH DISTRIBUTION

•Reported net income of $1.1 million for the three months ended June 30, 2023, and a net loss of $4.0 million, which includes a $5.1 million impact from the loss on extinguishment of debt, for the six months ended June 30, 2023
•Reported adjusted EBITDA of $31.8 million and $62.4 million, after giving effect to the May 2023 exit of the butane optimization business, which incurred negative adjusted EBITDA of $6.3 million and $15.1 million, for the three and six months ended June 30, 2023, respectively
•Total adjusted leverage of 4.14 times as of June 30, 2023, compared to 4.25 times as of March 31, 2023
•Reaffirms 2023 Annual Adjusted EBITDA Guidance of $115.4 million
•Declares quarterly cash distribution of $0.005 per common unit for the quarter ended June 30, 2023, or $0.020 per common unit annually

KILGORE, Texas, July 19, 2023 (GLOBE NEWSWIRE) -- Martin Midstream Partners L.P. (Nasdaq:MMLP) (“MMLP” or the "Partnership") today announced its financial results for the second quarter of 2023.

Bob Bondurant, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership, stated, “The Partnership continued to benefit from our diversified business model in the second quarter as strength in our Transportation segment offset challenges in our Sulfur and Specialty Products segments which both have exposure to a currently difficult agricultural market. As of May 1st, 2023, we sold all remaining butane inventory completing our exit from the butane optimization business. This allowed us to further reduce debt by $39.5 million from $500.0 million at March 31, 2023 to $460.5 million at June 30, 2023. While we will utilize our NGL underground storage facility under a fee-based butane logistics model, going forward we have removed the volatility in our Specialty Products segment earnings related to the butane optimization business, which had negative adjusted EBITDA of $15.1 million for the six months ended June 30, 2023.

“Considering our ongoing operations, which does not include losses associated with the butane optimization business, the second quarter adjusted EBITDA of $31.8 million, was in line with our forecast and reaffirms our guidance of $115.4 million in adjusted EBITDA for the year 2023.”

SECOND QUARTER 2023 OPERATING RESULTS BY BUSINESS SEGMENT

TERMINALLING AND STORAGE (“T&S”)

T&S operating income (loss) for the three months ended June 30, 2023 and 2022 was $4.4 million and ($0.1) million, respectively.

Adjusted segment EBITDA for T&S was $9.6 million and $7.1 million for the three months ended June 30, 2023 and 2022, respectively, reflecting contractual index-based fee increases combined with reduced operating expenses across our divisions.

TRANSPORTATION

Transportation operating income for the three months ended June 30, 2023 and 2022 was $9.0 million and $11.2 million, respectively.

Adjusted segment EBITDA for Transportation was $12.1 million and $14.6 million for the three months ended June 30, 2023 and 2022, respectively, reflecting higher marine day rates, offset by increased expenses in our land transportation division.

SULFUR SERVICES

Sulfur Services operating income for the three months ended June 30, 2023 and 2022 was $5.3 million and $9.1 million, respectively.

Adjusted segment EBITDA for Sulfur Services was $8.0 million and $13.9 million for the three months ended June 30, 2023 and 2022, respectively, reflecting reduced demand in our fertilizer business in part due to a delay in the planting season related to weather conditions, leading to higher inventories and declining prices.

SPECIALTY PRODUCTS

Specialty Products operating income for the three months ended June 30, 2023 and 2022 was $2.5 million and $5.6 million, respectively. Included in the Specialty Products results is an operating loss of $2.6 million and $0.9 million, for the three months ended June 30, 2023 and 2022, respectively, attributable to the butane optimization business.

Adjusted segment EBITDA for Specialty Products was $(0.4) million and $7.1 million for the three months ended June 30, 2023 and 2022, respectively, primarily reflecting decreased NGL margins combined with lower demand in our lubricants packaging business. Included in the Specialty Products results is negative adjusted EBITDA of ($6.3) million and ($0.6) million for the three months ended June 30, 2023 and 2022, respectively, attributable to the butane optimization business. Adjusted Segment EBITDA for Specialty Products after giving effect to the May 2023 exit of the butane optimization business was $5.9 million and $7.7 million for the three months ended June 30, 2023 and 2022, respectively.

UNALLOCATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSE (“USGA”)

USGA expenses included in operating income for the three months ended June 30, 2023 and 2022 were $3.9 million and $4.4 million, respectively.

USGA expenses included in adjusted EBITDA for the three months ended June 30, 2023 and 2022 were $3.9 million and $4.3 million, respectively.

CAPITALIZATION

At June 30, 2023, the Partnership had $460.5 million of total debt outstanding, including $60.5 million drawn on its $175 million revolving credit facility maturing in 2027 and $400 million of senior secured second lien notes due 2028. At June 30, 2023, the Partnership had liquidity of approximately $56.3 million from available capacity under its revolving credit facility. The Partnership’s leverage ratio, as calculated under the revolving credit facility, was 4.14 times at June 30, 2023, compared to 4.25 times at March 31, 2023, a reduction of 0.11 times. The Partnership was in compliance with all debt covenants as of June 30, 2023.

QUARTERLY CASH DISTRIBUTION

The Partnership has declared a quarterly cash distribution of $0.005 per unit for the quarter ended June 30, 2023. The distribution is payable on August 14, 2023 to common unitholders of record as of the close of business on August 7, 2023. The ex-dividend date for the cash distribution is August 4, 2023.

QUALIFIED NOTICE TO NOMINEES

Partnership:	Martin Midstream Partners L.P.
Unit Class:	Common
CUSIP #:	573331105
RE:	Qualified Notice Pursuant to U.S. Treasury Regulation §1.1446-4
Record Date:	August 7, 2023
Payable Date:	August 14, 2023
Per Unit Amount:	$0.005

Section I: This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Section II: The entire amount of the distribution realized per U.S. Treasury Regulation 1.1446(f)-4(c)(2)(iii) is in excess of cumulative net taxable income.

RESULTS OF OPERATIONS

The Partnership had net income for the three months ended June 30, 2023 of $1.1 million, or $0.03 per limited partner unit. The Partnership had net income for the three months ended June 30, 2022 of $6.6 million, or $0.17 per limited partner unit. Adjusted EBITDA for the three months ended June 30, 2023 was $25.5 million compared to $38.3 million for the three months ended June 30, 2022. Adjusted EBITDA after giving effect to the May 2023 exit of the butane optimization business for the three months ended June 30, 2023 was $31.8 million compared to $38.9 million for the three months ended June 30, 2022. Net cash provided by (used in) operating activities for the three months ended June 30, 2023 was $49.5 million, compared to ($2.5) million for the three months ended June 30, 2022. Distributable cash flow for the three months ended June 30, 2023 was $9.7 million compared to $22.9 million for the three months ended June 30, 2022.

The Partnership had a net loss for the six months ended June 30, 2023 of $4.0 million, a loss of $0.10 per limited partner unit. The Partnership had net income for the six months ended June 30, 2022 of $18.1 million, or $0.46 per limited partner unit. Adjusted EBITDA for the six months ended June 30, 2023 was $47.3 million compared to $78.3 million for the six months ended June 30, 2022. Adjusted EBITDA after giving effect to the May 2023 exit of the butane optimization business for the six months ended June 30, 2023 was $62.4 million compared to $73.2 million for the six months ended June 30, 2022. Net cash provided by operating activities for the six months ended June 30, 2023 was $98.8 million compared to $28.5 million for the six months ended June 30, 2022. Distributable cash flow for the six months ended June 30, 2023 was $19.2 million compared to $38.0 million for the six months ended June 30, 2022.

Revenues for the three months ended June 30, 2023 were $195.6 million compared to $267.0 million for the three months ended June 30, 2022. Revenues for the six months ended June 30, 2023 were $440.2 million compared to $546.2 million for the six months ended June 30, 2022.

EBITDA, adjusted EBITDA, distributable cash flow and adjusted free cash flow are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

An attachment included in the Current Report on Form 8-K to which this announcement is included contains a comparison of the Partnership’s adjusted EBITDA for the second quarter 2023 to the Partnership's adjusted EBITDA guidance for the second quarter 2023.

Investors' Conference Call

Date: Thursday, July 20, 2023
Time: 8:00 a.m. CT (please dial in by 7:55 a.m.)
Dial In #: (888) 330-2384
Conference ID: 8536096
Replay Dial In # (800) 770-2030 – Conference ID: 8536096

A webcast of the conference call along with the Second Quarter 2023 Earnings Summary will also be available by visiting the Events and Presentations section under Investor Relations on our website at www.MMLP.com.

About Martin Midstream Partners

MMLP, headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the Gulf Coast region of the United States. MMLP’s primary business lines include: (1) terminalling, processing, and storage services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marketing, distribution, and transportation services for natural gas liquids and blending and packaging services for specialty lubricants and grease. To learn more, visit www.MMLP.com. Follow Martin Midstream Partners L.P. on LinkedIn, Facebook, and Twitter.

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment and (ii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission (the “SEC”). The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

To assist management in assessing our business, we use the following non-GAAP financial measures: earnings before interest, taxes, and depreciation and amortization ("EBITDA"), adjusted EBITDA (as defined below), distributable cash flow available to common unitholders (“distributable cash flow”), and free cash flow after growth capital expenditures and principal payments under finance lease obligations ("adjusted free cash flow"). Our management uses a variety of financial and operational measurements other than our financial statements prepared in accordance with U.S. GAAP to analyze our performance.

Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets.

EBITDA and adjusted EBITDA. We define adjusted EBITDA as EBITDA before unit-based compensation expenses, gains and losses on the disposition of property, plant and equipment, impairment and other similar non-cash adjustments. Adjusted EBITDA is used as a supplemental performance and liquidity measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts, and others, to assess:

•the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis;
•the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness, and make cash distributions to our unitholders; and
•our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing methods or capital structure.

The GAAP measures most directly comparable to adjusted EBITDA are net income (loss) and net cash provided by (used in) operating activities. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), net cash provided by (used in) operating activities, or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate adjusted EBITDA in the same manner.

Adjusted EBITDA does not include interest expense, income tax expense, and depreciation and amortization. Because we have borrowed money to finance our operations, interest expense is a necessary element of our costs and our ability to generate cash available for distribution. Because we have capital assets, depreciation and amortization are also necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, we believe that it is important to consider net income (loss) and net cash provided by (used in) operating activities as determined under GAAP, as well as adjusted EBITDA, to evaluate our overall performance.

Distributable cash flow. We define distributable cash flow as net cash provided by (used in) operating activities less cash received (plus cash paid) for closed commodity derivative positions included in Accumulated Other Comprehensive Income (Loss), plus changes in operating assets and liabilities which (provided) used cash, less maintenance capital expenditures and plant turnaround costs. Distributable cash flow is a significant performance measure used by our management and by external users of our financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by us to the cash distributions we expect to pay unitholders. Distributable cash flow is also an important financial measure for our unitholders since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

Adjusted free cash flow. We define adjusted free cash flow as distributable cash flow less growth capital expenditures and principal payments under finance lease obligations. Adjusted free cash flow is a significant performance measure used by our management and by external users of our financial statements and represents how much cash flow a business generates during a specified time period after accounting for all capital expenditures, including expenditures for growth and maintenance capital projects. We believe that adjusted free cash flow is important to investors, lenders, commercial banks and research analysts since it reflects the amount of cash available for reducing debt, investing in additional capital projects, paying distributions, and similar matters. Our calculation of adjusted free cash flow may or may not be comparable to similarly titled measures used by other entities.

The GAAP measure most directly comparable to distributable cash flow and adjusted free cash flow is net cash provided by (used in) operating activities. Distributable cash flow and adjusted free cash flow should not be considered alternatives to, or more meaningful than, net income (loss), operating income (loss), Net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP. Distributable cash flow and adjusted free cash flow have important limitations because they exclude some items that affect net income (loss), operating income (loss), and net cash provided by (used in) operating activities. Distributable cash flow and adjusted free cash flow may not be comparable to similarly titled measures of other companies because other companies may not calculate these non-GAAP metrics in the same manner. To compensate for these limitations, we believe that it is important to consider net cash provided by (used in) operating activities determined under GAAP, as well as distributable cash flow and adjusted free cash flow, to evaluate our overall liquidity.

Contact:

Sharon Taylor - Executive Vice President & Chief Financial Officer
(877) 256-6644
investor.relations@mmlp.com

MMLP-F

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	June 30, 2023	December 31, 2022
	(Unaudited)	(Audited)
Assets
Cash	$57	$45
Accounts and other receivables, less allowance for doubtful accounts of $496 and $496, respectively	57,022	79,641
Inventories	50,865	109,798
Due from affiliates	2,356	8,010
Other current assets	6,926	13,633
Total current assets	117,226	211,127

Property, plant and equipment, at cost	902,605	903,535
Accumulated depreciation	(593,324)	(584,245)
Property, plant and equipment, net	309,281	319,290

Goodwill	16,671	16,671
Right-of-use assets	45,221	34,963
Deferred income taxes, net	12,519	14,386
Other assets, net	1,899	2,414
Total assets	$502,817	$598,851

Liabilities and Partners’ Capital (Deficit)
Current installments of long-term debt and finance lease obligations	$—	$9
Trade and other accounts payable	48,469	68,198
Product exchange payables	310	32
Due to affiliates	2,306	8,947
Income taxes payable	450	665
Other accrued liabilities	37,249	33,074
Total current liabilities	88,784	110,925

Long-term debt, net	436,481	512,871
Operating lease liabilities	33,827	26,268
Other long-term obligations	7,482	8,232
Total liabilities	566,574	658,296

Commitments and contingencies
Partners’ capital (deficit)	(63,757)	(59,445)
Total partners’ capital (deficit)	(63,757)	(59,445)
Total liabilities and partners' capital (deficit)	$502,817	$598,851

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Terminalling and storage *	$21,684	$20,423	$42,542	$39,820
Transportation *	54,750	55,832	110,473	102,542
Sulfur services	3,357	3,084	6,715	6,168
Product sales: *
Specialty products	78,872	133,788	211,141	287,759
Sulfur services	36,973	53,869	69,294	109,908
	115,845	187,657	280,435	397,667
Total revenues	195,636	266,996	440,165	546,197

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Specialty products *	71,570	119,859	189,565	253,651
Sulfur services *	25,654	37,063	47,471	74,848
Terminalling and storage *	25	4	31	9
	97,249	156,926	237,067	328,508
Expenses:
Operating expenses *	60,737	64,082	123,482	120,577
Selling, general and administrative *	8,447	9,944	19,619	21,147
Depreciation and amortization	12,547	14,800	25,448	29,286
Total costs and expenses	178,980	245,752	405,616	499,518

Other operating income (loss), net	673	246	285	260
Operating income (loss)	17,329	21,490	34,834	46,939

Other income (expense):
Interest expense, net	(15,263)	(12,846)	(30,920)	(25,275)
Loss on extinguishment of debt	—	—	(5,121)	—
Other, net	11	(1)	33	(2)
Total other expense	(15,252)	(12,847)	(36,008)	(25,277)

Net income (loss) before taxes	2,077	8,643	(1,174)	21,662
Income tax expense	(996)	(2,037)	(2,831)	(3,578)
Net income (loss)	1,081	6,606	(4,005)	18,084
Less general partner's interest in net (income) loss	(22)	(132)	80	(362)
Less (income) loss allocable to unvested restricted units	(4)	(21)	12	(51)
Limited partners' interest in net income (loss)	$1,055	$6,453	$(3,913)	$17,671

Net income (loss) per unit attributable to limited partners - basic	$0.03	$0.17	$(0.10)	$0.46
Net income (loss) per unit attributable to limited partners - diluted	$0.03	$0.17	$(0.10)	$0.46
Weighted average limited partner units - basic	38,772,266	38,729,118	38,771,037	38,725,701
Weighted average limited partner units - diluted	38,777,600	38,750,153	38,771,037	38,753,197

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:*
Terminalling and storage	$18,077	$17,416	$35,579	$33,620
Transportation	7,277	7,463	12,788	13,751
Product Sales	7,497	96	8,422	423
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Specialty products	5,829	10,205	15,339	19,851
Sulfur services	2,644	2,592	5,352	5,268
Terminalling and storage	25	4	31	9
Expenses:
Operating expenses	25,058	23,447	48,885	44,826
Selling, general and administrative	6,556	7,498	15,072	16,306

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Net income (loss)	$1,081	$6,606	$(4,005)	$18,084
Changes in fair values of commodity cash flow hedges	—	167	—	167
Commodity cash flow hedging (gains) losses reclassified to earnings	—	440	—	(816)
Comprehensive income (loss)	$1,081	$7,213	$(4,005)	$17,435

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL (DEFICIT)
(Unaudited)
(Dollars in thousands)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount	Accumulated Other Comprehensive Income (Loss)
	Units	Amount			Total
Balances - March 31, 2023	38,914,806	$(66,236)	$1,559	$—	$(64,677)
Net income	—	1,059	22	—	1,081
Cash distributions	—	(195)	(4)	—	(199)
Unit-based compensation	—	38	—	—	38
Balances - June 30, 2023	38,914,806	(65,334)	1,577	—	$(63,757)

Balances - December 31, 2022	38,850,750	$(61,110)	$1,665	$—	$(59,445)
Net loss	—	(3,925)	(80)	—	(4,005)
Issuance of restricted units	64,056	—	—	—	—
Cash distributions	—	(389)	(8)	—	(397)
Unit-based compensation	—	90	—	—	90
Balances - June 30, 2023	38,914,806	$(65,334)	$1,577	$—	$(63,757)

	Partners’ Capital (Deficit)
	Common Limited		General Partner Amount	Accumulated Other Comprehensive Income (Loss)
	Units	Amount			Total
Balances - March 31, 2022	38,836,950	$(39,652)	$2,113	$(440)	$(37,979)
Net income	—	6,473	133	—	6,606
Issuance of restricted units	13,800	—	—	—	—
Cash distributions	—	(194)	(4)	—	(198)
Unit-based compensation	—	45	—	—	45
Excess purchase price over carrying value of acquired assets	—	65	—	—	65
Loss reclassified from AOCI into income on commodity cash flow hedges	—	—	—	440	440
Gain recognized in AOCI on commodity cash flow hedges	—	—	—	167	167
Balances - June 30, 2022	38,850,750	$(33,263)	$2,242	$167	$(30,854)

Balances - December 31, 2021	38,802,750	$(50,741)	$1,888	$816	$(48,037)
Net income	—	17,722	362	—	18,084
Issuance of restricted units	48,000	—	—	—	—
Cash distributions	—	(388)	(8)	—	(396)
Unit-based compensation	—	79	—	—	79
Excess purchase price over carrying value of acquired assets	—	65	—	—	65
Gain reclassified from AOCI into income on commodity cash flow hedges	—	—	—	(816)	(816)
Gain recognized in AOCI on commodity cash flow hedges	—	—	—	167	167
Balances - June 30, 2022	38,850,750	$(33,263)	$2,242	$167	$(30,854)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$(4,005)	$18,084
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	25,448	29,286
Amortization of deferred debt issuance costs	2,435	1,568
Amortization of debt discount	1,000	—
Deferred income tax expense	1,867	2,304
Gain on sale of property, plant and equipment, net	(285)	(260)
Loss on extinguishment of debt	5,121	—
Derivative income	—	(734)
Net cash paid for commodity derivatives	—	85
Non cash unit-based compensation	90	79
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	22,619	10,714
Inventories	58,933	(55,725)
Due from affiliates	5,654	(2,149)
Other current assets	5,296	(17,741)
Trade and other accounts payable	(19,459)	37,688
Product exchange payables	278	(869)
Due to affiliates	(6,641)	7,940
Income taxes payable	(215)	368
Other accrued liabilities	1,907	(2,332)
Change in other non-current assets and liabilities	(1,269)	145
Net cash provided by operating activities	98,774	28,451

Cash flows from investing activities:
Payments for property, plant and equipment	(17,024)	(14,634)
Payments for plant turnaround costs	(661)	(1,600)
Proceeds from sale of property, plant and equipment	4,275	689
Net cash used in investing activities	(13,410)	(15,545)

Cash flows from financing activities:
Payments of long-term debt	(519,197)	(217,589)
Payments under finance lease obligations	(9)	(119)
Proceeds from long-term debt	448,489	206,500
Payment of debt issuance costs	(14,238)	(26)
Excess purchase price over carrying value of acquired assets	—	(1,285)
Cash distributions paid	(397)	(396)
Net cash used in financing activities	(85,352)	(12,915)

Net increase (decrease) in cash	12	(9)
Cash at beginning of period	45	52
Cash at end of period	$57	$43
Non-cash additions to property, plant and equipment	$1,679	$1,705

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended June 30, 2023 and 2022

	Three Months Ended June 30,		Variance	Percent Change
	2023	2022
	(In thousands, except BBL per day)

Revenues	$23,906	$23,622	$284	1%
Cost of products sold	25	4	21	525%
Operating expenses	13,932	16,014	(2,082)	(13)%
Selling, general and administrative expenses	333	539	(206)	(38)%
Depreciation and amortization	5,195	7,172	(1,977)	(28)%
	4,421	(107)	4,528	4,232%
Other operating income, net	25	8	17	213%
Operating income (loss)	$4,446	$(99)	$4,545	4,591%

Shore-based throughput volumes (gallons)	42,434	14,100	28,334	201%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%

Comparative Results of Operations for the Six Months Ended June 30, 2023 and 2022

	Six Months Ended June 30,		Variance	Percent Change
	2023	2022
	(In thousands, except BBL per day)

Revenues	$47,825	$45,993	$1,832	4%
Cost of products sold	31	9	22	244%
Operating expenses	28,240	30,954	(2,714)	(9)%
Selling, general and administrative expenses	882	1,034	(152)	(15)%
Depreciation and amortization	10,794	14,172	(3,378)	(24)%
	7,878	(176)	8,054	4,576%
Other operating loss, net	(324)	(35)	(289)	(826)%
Operating income (loss)	$7,554	$(211)	$7,765	3,680%

Shore-based throughput volumes (gallons)	85,783	27,543	58,240	211%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

Transportation Segment

Comparative Results of Operations for the Three Months Ended June 30, 2023 and 2022

	Three Months Ended June 30,		Variance	Percent Change
	2023	2022
	(In thousands)
Revenues	$58,395	$60,902	$(2,507)	(4)%
Operating expenses	44,285	44,528	(243)	(1)%
Selling, general and administrative expenses	1,981	1,789	192	11%
Depreciation and amortization	3,760	3,590	170	5%
	8,369	10,995	(2,626)	(24)%
Other operating income, net	647	254	393	155%
Operating income	$9,016	$11,249	$(2,233)	(20)%

Comparative Results of Operations for the Six Months Ended June 30, 2023 and 2022

	Six Months Ended June 30,		Variance	Percent Change
	2023	2022
	(In thousands)
Revenues	$120,334	$112,799	$7,535	7%
Operating expenses	90,475	83,730	6,745	8%
Selling, general and administrative expenses	4,530	3,958	572	14%
Depreciation and amortization	7,522	7,163	359	5%
	$17,807	$17,948	$(141)	(1)%
Other operating income, net	651	283	368	130%
Operating income	$18,458	$18,231	$227	1%

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended June 30, 2023 and 2022

	Three Months Ended June 30,		Variance	Percent Change
	2023	2022
	(In thousands)
Revenues:
Services	$3,357	$3,084	$273	9%
Products	36,973	53,869	(16,896)	(31)%
Total revenues	40,330	56,953	(16,623)	(29)%

Cost of products sold	28,141	39,181	(11,040)	(28)%
Operating expenses	3,186	4,227	(1,041)	(25)%
Selling, general and administrative expenses	962	1,537	(575)	(37)%
Depreciation and amortization	2,756	2,882	(126)	(4)%
	5,285	9,126	(3,841)	(42)%
Other operating income, net	1	8	(7)	(88)%
Operating income	$5,286	$9,134	$(3,848)	(42)%

Sulfur (long tons)	123	118	5	4%
Fertilizer (long tons)	73	62	11	18%
Total sulfur services volumes (long tons)	196	180	16	9%

Comparative Results of Operations for the Six Months Ended June 30, 2023 and 2022

	Six Months Ended June 30,		Variance	Percent Change
	2023	2022
	(In thousands)
Revenues:
Services	$6,715	$6,168	$547	9%
Products	69,294	109,908	(40,614)	(37)%
Total revenues	76,009	116,076	(40,067)	(35)%

Cost of products sold	52,090	78,439	(26,349)	(34)%
Operating expenses	6,085	7,255	(1,170)	(16)%
Selling, general and administrative expenses	2,579	3,041	(462)	(15)%
Depreciation and amortization	5,433	5,591	(158)	(3)%
	9,822	21,750	(11,928)	(55)%
Other operating income, net	17	36	(19)	(53)%
Operating income	$9,839	$21,786	$(11,947)	(55)%

Sulfur (long tons)	197	232	(35)	(15)%
Fertilizer (long tons)	134	146	(12)	(8)%
Total sulfur services volumes (long tons)	331	378	(47)	(12)%

Specialty Products Segment

Comparative Results of Operations for the Three Months Ended June 30, 2023 and 2022

	Three Months Ended June 30,		Variance	Percent Change
	2023	2022
	(In thousands)
Products revenues	$78,898	$133,818	$(54,920)	(41)%
Cost of products sold	74,270	125,296	(51,026)	(41)%
Operating expenses	18	34	(16)	(47)%
Selling, general and administrative expenses	1,299	1,712	(413)	(24)%
Depreciation and amortization	836	1,156	(320)	(28)%
	2,475	5,620	(3,145)	(56)%
Other operating loss, net	—	(24)	24	100%
Operating income	$2,475	$5,596	$(3,121)	(56)%

NGL sales volumes (Bbls)	827	1,153	(326)	(28)%
Other specialty products volumes (Bbls)	90	103	(13)	(13)%
Total specialty products volumes (Bbls)	917	1,256	(339)	(27)%

Comparative Results of Operations for the Six Months Ended June 30, 2023 and 2022

	Six Months Ended June 30,		Variance	Percent Change
	2023	2022
	(In thousands)
Products revenues	$211,175	$287,827	$(76,652)	(27)%
Cost of products sold	198,721	265,076	(66,355)	(25)%
Operating expenses	32	72	(40)	(56)%
Selling, general and administrative expenses	3,589	4,650	(1,061)	(23)%
Depreciation and amortization	1,699	2,360	(661)	(28)%
	7,134	15,669	(8,535)	(54)%
Other operating loss, net	(59)	(24)	(35)	(146)%
Operating income	$7,075	$15,645	$(8,570)	(55)%

NGL sales volumes (Bbls)	2,518	2,750	(232)	(8)%
Other specialty products volumes (Bbls)	174	201	(27)	(13)%
Total specialty products volumes (Bbls)	2,692	2,951	(259)	(9)%

Unallocated Selling, General and Administrative Expenses

Comparative Results of Operations for the Three and Six Months Ended June 30, 2023 and 2022

	Three Months Ended June 30,		Variance	Percent Change	Six Months Ended June 30,		Variance	Percent Change
	2023	2022			2023	2022
	(In thousands)				(In thousands)
Indirect selling, general and administrative expenses	$3,894	$4,390	$(496)	(11)%	$8,092	$8,512	$(420)	(5)%

Non-GAAP Financial Measures

The following tables reconcile the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and six months ended June 30, 2023 and 2022, which represents EBITDA, adjusted EBITDA, adjusted EBITDA after giving effect to the exit of the butane optimization business, distributable cash flow, and adjusted free cash flow:

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA, and Adjusted EBITDA After Giving Effect to the Exit of the Butane Optimization Business

	Three Months Ended June 30,		Six Months Ended June 30,

	2023	2022	2023	2022
	(in thousands)		(in thousands)
Net income (loss)	$1,081	$6,606	$(4,005)	$18,084
Adjustments:
Interest expense	15,263	12,846	30,920	25,275
Income tax expense	996	2,037	2,831	3,578
Depreciation and amortization	12,547	14,800	25,448	29,286
EBITDA	29,887	36,289	55,194	76,223
Adjustments:
Gain on disposition of property, plant and equipment	(673)	(246)	(285)	(260)
Loss on extinguishment of debt	—	—	5,121	—
Lower of cost or net realizable value and other non-cash adjustments	(3,717)	2,242	(12,850)	2,242
Unit-based compensation	38	45	90	79
Adjusted EBITDA	$25,535	$38,330	$47,270	$78,284
Adjustments:
Less: net (income) loss associated with butane optimization business	2,564	942	2,255	(4,752)
Plus: lower of cost or net realizable value and other non-cash adjustments	3,717	$(369)	12,850	(369)
Adjusted EBITDA after giving effect to the exit of the butane optimization business	$31,816	$38,903	$62,375	$73,163

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Adjusted EBITDA, Adjusted EBITDA After Giving Effect to the Exit of the Butane Optimization Business, Distributable Cash Flow, and Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,

	2023	2022	2023	2022
	(in thousands)		(in thousands)
Net cash provided by (used in) operating activities	$49,510	$(2,494)	$98,774	$28,451
Interest expense [1]	13,903	12,061	27,485	23,707
Current income tax expense	306	654	964	1,274
Lower of cost or market and other non-cash adjustments	(3,717)	2,242	(12,850)	2,242
Commodity cash flow hedging gains reclassified to earnings	—	(82)	—	734
Net cash paid for closed commodity derivative positions included in AOCI	—	(700)	—	(85)
Changes in operating assets and liabilities which (provided) used cash:
Accounts and other receivables, inventories, and other current assets	(43,135)	68,797	(91,517)	64,901
Trade, accounts and other payables, and other current liabilities	7,171	(41,182)	23,145	(42,795)
Other	1,497	(966)	1,269	(145)
Adjusted EBITDA	25,535	38,330	47,270	78,284
Adjustments:
Less: net (income) loss associated with butane optimization business	2,564	942	2,255	(4,752)
Plus: lower of cost or net realizable value and other non-cash adjustments	3,717	(369)	12,850	(369)
Adjusted EBITDA after giving effect to the exit of the butane optimization business	31,816	38,903	62,375	73,163
Adjustments:
Interest expense	(15,263)	(12,846)	(30,920)	(25,275)
Income tax expense	(996)	(2,037)	(2,831)	(3,578)
Deferred income taxes	690	1,383	1,867	2,304
Amortization of debt discount	600	—	1,000	—
Amortization of deferred debt issuance costs	760	785	2,435	1,568
Payments for plant turnaround costs	(432)	(165)	(661)	(1,600)
Maintenance capital expenditures	(7,438)	(3,155)	(14,072)	(8,554)
Distributable cash flow	9,737	22,868	19,193	38,028
Principal payments under finance lease obligations	(3)	(60)	(9)	(119)
Expansion capital expenditures	(1,925)	(1,455)	(2,682)	(4,556)
Adjusted free cash flow	$7,809	$21,353	$16,502	$33,353

1 Net of amortization of debt issuance costs and discount, which are included in interest expense but not included in net cash provided by (used in) operating activities.